                                                                   EXHIBIT 99.2

                                                                 CONFORMED COPY



                                VOTING AGREEMENT

         This AGREEMENT made as of the 26th day of February, 2001 is by and among those entities identified on SCHEDULE A hereto (collectively, with any of their Affiliate Transferees, the "Former Senior Noteholders" and singularly a "Former Senior Noteholder"), DVI Financial Services, Inc., a Delaware corporation (collectively with any of its Affiliate Transferees, "DVI"), and Medical Resources, Inc., a Delaware corporation (the "Corporation"). Each of the Former Senior Noteholders, DVI and any Transferee of a Former Senior Noteholder or DVI is hereinafter sometimes collectively referred to as the "Stockholders" or individually as a "Stockholder"). Pursuant to the Plan (as defined below) the Former Senior Noteholders have been issued shares of Common Stock representing in the aggregate 83.96% of the issued and outstanding Common Stock as of the date hereof and DVI has been issued shares of Common Stock representing 5.86% of the issued and outstanding Common Stock as of the date hereof. The Stockholders desire to set forth certain agreements among themselves and the Corporation as to the management of the Corporation and the ownership of their shares of Common Stock.

         NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

                            ARTICLE 1. DEFINITIONS.

         1.1 All capitalized terms used herein and otherwise undefined shall have the meaning ascribed to them in the Plan.

         1.2 "Affiliate" means, as to any entity or person, any other entity or person that such entity or person controls, or by which it is controlled, or with which it is under common control and in the case of any natural person, such person's spouse or issue or any trust for the benefit of such person and such person's spouse or issue. As used in this definition the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entry or person, whether through the ownership of voting securities, by contract or otherwise.

         1.3 "Affiliate Transferee" means any Affiliate of a Former Senior Noteholder or DVI to which such Former Senior Noteholder or DVI shall have transferred any of its Shares.

         1.4 "Change of Control" means (i) any merger, consolidation, amalgamation or other similar corporate transaction in which the holders of Common Stock of the Corporation, in the aggregate, immediately prior to such transaction will hold, immediately after such transaction, less than fifty (50%) percent of the aggregate voting power of the outstanding stock of the surviving corporation or (ii) the Former Senior Noteholders and their Affiliate Transferees sell in a single transaction or a series of related transactions, Shares representing 90% or more of the original number of shares of Common Stock issued in the aggregate to the Former Senior Noteholders under the Plan (as such number may be adjusted to reflect any subsequent stock split, combination or reclassification of the Common Stock) to a party who is not a Former Senior Noteholder or who will not be an Affiliate Transferee of a Former Senior Noteholder after such sale.

         1.5 "Common Stock" means the Corporation's authorized common stock, $.01 par value per share of which there are _______ shares authorized.

         1.6 "Corporation Notice" has the meaning given therefor in SECTION 4.2.

         1.7 "Equity Securities" has the meaning given therefor in SECTION 4.1.

         1.8 "Excluded Securities" means Equity Securities excluded from the operation of Section 4.1 by Section 4.5.

         1.9 "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         1.10 "Initial Post-Effective Public Offering" means the Corporation's first firm commitment underwritten public offering of any of its Equity Securities registered under the Securities Act after the effective date of the Plan.

         1.11 "Plan" means the Third Amended Joint Plan of Reorganization dated November 6, 2000 as filed by the Corporation in the United States Bankruptcy Court of the Southern District of New York.

         1.12 "Pro Rata Share" has the meaning given therefor in SECTION 4.2.

         1.13 "Requisite Former Senior Noteholders" means at the time in question Former Senior Noteholders owning at least 50% of the Shares then owned by all Former Senior Noteholders in the aggregate.

         1.14 "SEC" means the United States Securities and Exchange Commission.

         1.15 "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         1.16 "Shares" means and includes all shares of Common Stock registered in the stock records books of the Corporation in the name of any Stockholder or a nominee of such Stockholder and any other shares of capital stock of the Corporation which may be issued in exchange for or in respect of such shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization or any other means).

         1.17 "Transferee" means any person to whom Shares are transferred or assigned by a Stockholder and any heirs or successors in interest of any Stockholder, whether by operation of law or otherwise.


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          ARTICLE 2. VOTING AGREEMENT FOR ELECTION OF DIRECTORS, ETC.

         2.1 Agreement to Vote. Until as provided in SECTION 2.2, each Stockholder agrees to vote all of his Shares in favor of, and otherwise take all actions as a the holder of such Shares required for:

             (a) the election to the Board of Directors of the Corporation of the nominees of the Stockholders selected pursuant to SECTION 2.2,

             (b) the removal from the Board of Directors of any director, at the request of the Stockholder(s) which nominated such director pursuant to SECTION 2.2, and the election to the Board of Directors of a substitute nominated by such Stockholder(s).

         2.2 Selection of Nominees.

             (a) The Requisite Former Senior Noteholders shall have the right to designate six (6) nominees and DVI shall have the right to designate one (1) nominee for election to the Board of Directors of the Corporation provided the nominee of DVI shall be reasonably satisfactory to the Requisite Former Senior Noteholders. The rights of the Requisite Former Senior Noteholders under this
SECTION 2.2 (and the obligations of the other Stockholders pursuant to SECTION 2.1) shall terminate at the earlier of (i) the effective date of the Corporation's Initial Post-Effective Public Offering or (ii) such time as the number of Shares owned by the Former Senior Noteholders is less than forty percent (40%) of the then issued and outstanding shares of Common Stock (excluding Excluded Securities) or (iii) a Change of Control. The rights of DVI under this SECTION 2.2 (and the obligations of the other Stockholders pursuant to SECTION 2.1 in respect of any nominee to the Board of Directors of DVI) shall terminate the earlier of (i) the effective date of the Corporation's Initial Post-Effective Public Offering or (ii) such time as the number of Shares owned by DVI shall be less than eighty percent (80%) of the original number of shares of Common Stock issued to DVI under the Plan (as such number may be adjusted to reflect any subsequent stock split, combination or reclassification of the Common Stock) or (iii) a Change of Control.

             (b) For so long as DVI has the right to designate one (1) nominee to the Board, the Board shall have regular meetings to be held at least quarterly.

             (c) The Corporation shall use its reasonable best efforts to maintain at all times liability insurance for its officers and directors in connection with their service to the Corporation or to any other person or enterprise or employee benefit plan which such officer or director serves at the request of the Corporation. Upon the request of any director nominated by the Former Senior Noteholders or DVI pursuant to this SECTION 2.2, the Corporation will enter into an indemnification agreement with such director in the form attached as EXHIBIT A.

                ARTICLE 3. GENERAL COVENANTS OF THE CORPORATION

         3.1 Inspection and Information Rights. Each Stockholder owning Shares representing at least 4% of the then issued and outstanding Common Stock shall have the right (at it own expense) to visit and inspect any of the properties of the Corporation (including


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

books of account, reports and other papers), to make extracts therefrom, and to discuss the affairs, finances and accounts of the Corporation with its officers, employees and accountants (and by this provision the Corporation authorizes its accountants to discuss such affairs, finances and accounts with such Stockholder's representatives), and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Corporation shall not be obligated under this SECTION 3.1 unless such Stockholder and its representatives shall have executed and delivered to the Corporation their written agreement in form and substance satisfactory to the Corporation to maintain such information in confidence and in no event shall the Corporation be obligated to afford rights under this sentence to any competitor. The Corporation will also furnish to each Stockholder, within five (5) business days after the date of filing or delivery thereof, copies of all materials of whatsoever nature filed or delivered by the Corporation with the SEC.

         3.2 Rule 144 Reporting. With a view to making available to the Stockholders the benefits of certain rules and regulations of the SEC which may permit the sale of Shares to the public without registration, the Corporation agrees to use its best efforts to:

             (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the Initial Post-Effective Registration Statement;

             (b) File with the SEC, in a timely manner, all reports and other documents required of the Corporation under the Exchange Act;
                 and

             (c) So long as a Stockholder owns any Shares, furnish to such
                 Stockholder forthwith upon request: a written statement by the Corporation as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Corporation; and such other reports and documents as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         3.3 Restrictive Agreements. For so long as any Stockholder shall have any rights under this Agreement, the Corporation shall not enter into or become obligated under any agreement or contract, including without limitation, any loan agreement, promissory note (or other evidence of indebtedness), mortgage, security agreement or lease, which by its terms specifically prevents or restricts to the Corporation from performing its obligations under the Agreement.

                    ARTICLE 4. ISSUANCES BY THE CORPORATION

         4.1 Right of First Refusal on Primary Offerings. Until such right is terminated pursuant to Section 4.4, each Stockholder shall have a right of first refusal to purchase its Pro Rata Share (as defined below) of all Equity Securities (as defined below) that the Corporation




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

may, from time to time, propose to sell and issue after the date of this Agreement, other than Excluded Securities. The term "Equity Securities" shall mean (i) Common Stock or other capital stock of the Corporation, (ii) any security convertible, with or without consideration, into Common Stock or other capital stock of the Corporation (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase Common Stock or other capital stock of the Corporation or (iv) any such warrant or right.

         4.2 Exercise of Rights. If the Corporation proposes to issue any Equity Securities, it shall give each Stockholder written notice (a "Corporation Notice") of its intention, describing the Equity Securities and the price and the terms and conditions upon which the Corporation proposes to issue the same. Each Stockholder shall have twenty (20) days from the receipt of a Corporation Notice to agree to purchase up to its Pro Rata Share (as defined below) of such Equity Securities for the price and upon the terms and conditions specified in such Corporation Notice by giving written notice to the Corporation and stating therein the quantity (up to its Pro Rata Share) of Equity Securities it agrees to purchase. Notwithstanding the foregoing, the Corporation shall not be required to offer or sell such Equity Securities to any Stockholder if such offer or sale would cause the Corporation to be in violation of any applicable federal or state securities or "blue sky" laws. The Corporation will use reasonable best efforts to comply with all federal and applicable state securities or "blue sky" laws provided in no event shall the Corporation be required to (i) file a registration statement or qualification statement under any such laws; (ii) qualify to do business in any jurisdiction; (iii) subject itself to taxation in any jurisdiction or (iv) consent to general service of process in any jurisdiction.

         Each Stockholder's "Pro Rata Share" is equal to the ratio of (a) the number of Shares (including all Shares issuable upon conversion or exercise of any Equity Securities convertible or exercisable into shares of Common Stock but in all cases excluding any Excluded Securities) of which such Stockholder is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Corporation's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion or exercise of any Equity Securities convertible or exercisable into shares of Common Stock but in all cases excluding any Excluded Securities) immediately prior to the issuance of such Equity Securities.

         4.3 Issuance of Equity Securities to Other Persons. If not all of the Stockholders elect to purchase their entire Pro Rata Share of the Equity Securities proposed to be issued, then the Corporation shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Stockholders' rights were not exercised to any other person(s), at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the applicable Corporation Notice. If the Corporation has not sold such Equity Securities within such ninety (90) days, the Corporation shall not thereafter issue or sell any Equity Securities without first offering such Equity Securities to the Stockholders in the manner provided in SECTION 4.2.

         4.4 Termination and Waiver of Right of First Refusal. The right of first refusal established by this ARTICLE 4 shall terminate upon the earlier of
(a) the effective date of the registration statement pertaining to the Corporation's Initial Post-Effective Public Offering or (b) a Change of Control.

         4.5 Excluded Securities. The rights of first refusal established by this ARTICLE 4 shall not apply to:


             (a) Equity Securities issued in the Corporation's Initial
                 Post-Effective Public Offering;

             (b) shares of Common Stock (and any options, warrants or other
                 Common Stock purchase rights for such shares of Common Stock) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary, pursuant to compensation plans, or other similar arrangements that are approved by the Corporation's Board of Directors;

             (c) Equity Securities issued pursuant to exercise of warrants, options or other rights, or conversion of convertible Equity Securities outstanding as of the date of this Agreement or with respect to which the Stockholders were given rights under this
                 Article 4 on the initial issuance thereof;

             (d) any Equity Securities issued pursuant to a merger,
                 consolidation, acquisition or similar business combination;

             (e) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Corporation;
                 and

             (f) Equity Securities issued in connection with the extension of credit or other financing (including leasing arrangements) to the Corporation or a subsidiary of the Corporation by any party who is not a Stockholder, an Affiliate of any Stockholder or an Affiliate of the Corporation.

         4.6 Rights to Other Parties. Nothing in this Article 4 shall be deemed to prohibit the Corporation from extending the rights set forth in this Article 4 to any other holders of Common Stock.

                           ARTICLE 5. MISCELLANEOUS.

         5.1 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their Transferees; provided, no Transferee shall be entitled to any benefits under this Agreement unless such Transferee shall have executed and delivered to the Corporation its written agreement to be bound by the terms of this Agreement to the same extent as its transferor in form and substance satisfactory to the Requisite Former Senior Noteholders and (a) such Transferee is already a Stockholder or is an Affiliate Transferee or (b) the transfer to such Transferee is of Shares representing at least 5% of the then issued and outstanding Common Stock or (c) the transfer to such Transferee is of the original number of shares of Common Stock issued to the transferring Stockholder under the Plan (as such number may be adjusted to reflect any subsequent stock split, combination or reclassification of the Common Stock).

         5.2 Term and Termination. Unless the rights granted hereby are sooner terminated by the express provisions herein, this Agreement shall terminate upon mutual written agreement of all of the Stockholders.

         5.3 Amendments. This Agreement may be amended or modified in whole or in part only by an instrument in writing signed by all Stockholders and the Corporation.

         5.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties, and all premises, representations, understandings, warranties and agreements with reference to the subject matter hereof have been expressed herein or in the documents incorporated herein by reference.

         5.5 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         5.6 Disputes. All disputes arising in connection with this Agreement and/or the transactions contemplated hereby shall be submitted to arbitration in New York, New York before a single arbiter selected by the Corporation. The parties specifically agree that the arbitrator shall have the power to issue preliminary and permanent injunctive relief and to grant prejudgment security.

         5.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         5.8 Effect of Headings. Any title of an article or section heading herein contained is for convenience or reference only and shall not affect the meaning or construction of any of the provisions hereof.

         5.9 Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by a party if any other party fails to comply with the provisions of this Agreement and that in the event of any such failure, the non-defaulting parties will not have an adequate remedy at law. The non-defaulting parties shall, therefore, be entitled to obtain specific performance of the defaulting party's obligations hereunder and to obtain immediate injunctive relief. The defaulting party shall not argue, as a defense to any proceeding for such specific performance or injunctive relief, that the non-defaulting parties have an adequate remedy at law.

         5.10 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         5.11 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of or in any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or




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

character on the part of any party of any breach, default or noncompliance under the Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         5.12 Notices and Consents. Notices. All notices and other written communications provided for hereunder shall be given in writing and sent by overnight delivery service (with charges prepaid) or by facsimile transmission with the original of such transmission being sent by overnight delivery service (with charges prepaid) by the next succeeding Business Day and (i) if to a Stockholder addressed to such Stockholder at such address or fax number as is specified for such Stockholder after its signature to this Agreement; and (ii) if to the Corporation, addressed to it at 155 State Street, Hackensack, New Jersey 07602, Attention: General Counsel, Fax No. (201) 488-8230 or at such other address or fax number as such Stockholder or the Corporation shall have specified to other party hereto in writing given in accordance with this SECTION
5.12. Notice given in accordance with this SECTION 5.12 shall be effective upon the earlier of the date of delivery or the second Business Day at the place of delivery after dispatch.

         5.13 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

         5.14 Legend. Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

                  "The shares represented by this certificate are subject to certain voting agreements and may be entitled to certain benefits in accordance with and subject to all the terms and conditions of a certain Voting Agreement dated as of __________, 2000, a copy of which the Corporation will furnish to the holder of this certificate upon request and without charge."


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



         IN WITNESS WHEREOF, this Agreement has been executed under seal as of the date and year first written above.

COMPANY:                            MEDICAL RESOURCES, INC.



                                    By:  /s/ Christopher J. Joyce
                                         --------------------------------------
                                         Name:  Christopher J. Joyce
                                         Title: Co-Chief Executive Officer



STOCKHOLDERS:                       [NAME]



                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:



                                         Address for Notices:

                                         ------------------------------

                                         ------------------------------

                                         ------------------------------


                       Signature Page to Voting Agreement

FORMER SENIOR
NOTEHOLDERS:                        JOHN HANCOCK LIFE INSURANCE COMPANY



                                    By:  /s/ Stephen J. Blewitt
                                         --------------------------------------
                                          Name:  Stephen J. Blewitt
                                          Title: Managing Director



                                          Address for Notices:

                                          200 Clarendon Street
                                          Boston, MA 02117
                                          Attention:  Bond & Corporate Finance
                                            Group, T-57



                       Signature Page to Voting Agreement

                                      JOHN HANCOCK VARIABLE LIFE INSURANCE
                                       COMPANY



                                      By:  /s/ Stephen J. Blewitt
                                           ------------------------------------
                                           Name:  Stephen J. Blewitt
                                           Title: Authorized Signatory



                                           Address for Notices:

                                           200 Clarendon Street
                                           Boston, MA 02117
                                           Attention:  Bond & Corporate Finance
                                             Group, T-57



                       Signature Page to Voting Agreement

                                      INVESTORS PARTNER LIFE INSURANCE
                                       COMPANY



                                      By:  /s/ Stephen J. Blewitt
                                           -----------------------------------
                                           Name:  Stephen J. Blewitt
                                           Title: Authorized Signatory



                                           Address for Notices:

                                           200 Clarendon Street
                                           Boston, MA 02117
                                           Attention:  Bond & Corporate Finance
                                             Group, T-57



                       Signature Page to Voting Agreement

                                      MELLON BANK, N.A., solely in its capacity as Trustee for The Long Term Investment Trust, (as directed by John Hancock Financial Services, Inc.), and not in its individual capacity



                                      By:  /s/ Carole Bruno
                                          -------------------------------------
                                          Name:  Carole Bruno
                                          Title: Authorized Signatory



                                          Address for Notices:

                                          200 Clarendon Street
                                          Boston, MA  02117
                                          Attention:  Bond & Corporate Finance
                                            Group, T-57



         The decision to participate in the investment, any representations made herein by the participant, and any actions taken hereunder by the participant has/have been made solely at the direction of the investment fiduciary who has sole investment discretion with respect to this investment.


                       Signature Page to Voting Agreement

                                      THE NORTHERN TRUST COMPANY, AS TRUSTEE
                                      OF THE LUCENT TECHNOLOGIES INC. MASTER
                                      PENSION TRUST

                                      By:  JOHN HANCOCK LIFE INSURANCE
                                           COMPANY, as Investment Manager



                                      By:  /s/ Stephen J. Blewitt
                                           -----------------------------------
                                           Name:  Stephen J. Blewitt
                                           Title: Managing Director



                                           Address for Notices:

                                           200 Clarendon Street
                                           Boston, MA 02117
                                           Attention:  Bond & Corporate Finance
                                             Group, T-57




                       Signature Page to Voting Agreement

                                      AUSA LIFE INSURANCE COMPANY, INC.



                                      By:  /s/ Mark E. Dunn
                                           -----------------------------------
                                           Name:  Mark E. Dunn
                                           Title: Vice President



                                           Address for Notices:

                                           AEGON USA Investment Management
                                           4333 Edgewood Road, N.E.
                                           Cedar Rapids, IA  52499
                                           Attention:  Mark Dunn


                       Signature Page to Voting Agreement

                                      LIFE INVESTORS INSURANCE COMPANY OF
                                        AMERICA



                                      By:  /s/ Mark E. Dunn
                                           -----------------------------------
                                           Name:  Mark E. Dunn
                                           Title: Vice President



                                           Address for Notices:

                                           AEGON USA Investment Management
                                           4333 Edgewood Road, N.E.
                                           Cedar Rapids, IA 52499
                                           Attention: Mark Dunn




                       Signature Page to Voting Agreement

                                      GREAT AMERICAN LIFE INSURANCE
                                         COMPANY



                                      By:  /s/ Mark F. Muething
                                           -----------------------------------
                                           Name:  Mark F. Muething
                                           Title: Executive Vice President



                                           Address for Notices:

                                           American Financial Group
                                           1 East 4th Street, 3rd Floor
                                           Cincinnati, OH  45202
                                           Attention:  Joanne Schubert


                       Signature Page to Voting Agreement

                                      SALKELD & CO., (as nominee of General
                                      Electric Capital Assurance Company
                                      (f/k/a Great Northern Insured Annuity
                                      Corporation)



                                      By:  /s/ Kristina Clohesy
                                         --------------------------------------
                                           Name:  Kristina Clohesy
                                           Title: Reorganization Administrator



                                           Address for Notices:

                                           GE Capital Assurance Co.
                                           601 Union Street, Suite 1300
                                           Seattle, WA  98101
                                           Attention:  Morian Mooers

                       Signature Page to Voting Agreement

                                      COVA FINANCIAL SERVICES LIFE
                                      INSURANCE COMPANY



                                      By:   /s/ Jacqueline D. Jenkins
                                            -----------------------------------
                                            Name:  Jacqueline D. Jenkins
                                            Title: Authorized Signatory



                                            Address for Notices:

                                            MetLife
                                            334 Madison Avenue
                                            Convent Station, NJ  07961
                                            Attention:  Mike Cazayoux


                       Signature Page to Voting Agreement

                                      HARE & CO (as nominee of Lincoln National
                                      Life Insurance Company)



                                      By:  /s/ Patrick M. Dodd
                                           -----------------------------------
                                           Name:  Patrick M. Dodd
                                           Title: Authorized Officer



                                           Address for Notices:

                                           Liberty Capital
                                           2000 Wade Hampton Boulevard
                                           Greenville, SC  29615
                                           Attention:  Pete Dodd


                       Signature Page to Voting Agreement

                                      AMERICAN BANKERS INSURANCE
                                      COMPANY OF FLORIDA



                                      By:  /s/ Robert C. Lindberg
                                           -----------------------------------
                                           Name:  Robert C. Lindberg
                                           Title: Vice President



                                           Address for Notices:

                                           Fortis Corporation
                                           1 Chase Manhattan Plaza, 41st Floor
                                           New York, NY  10005
                                           Attention:  Robert Lindberg



                       Signature Page to Voting Agreement

                                      OCCIDENTAL LIFE INSURANCE COMPANY
                                      OF NORTH CAROLINA



                                      By:  /s/ J. Joseph Veranth
                                           ------------------------------------
                                           Name:  J. Joseph Veranth
                                           Title: Executive Vice President



                                           Address for Notices:

                                           Dana Investment Advisors, Inc.
                                           P.O. Box 1067
                                           Brookfield, WI  53008-1067

                                           Attn:  J. Joseph Veranth


                       Signature Page to Voting Agreement

                                      PENINSULAR LIFE INSURANCE COMPANY CO.



                                      By:  /s/ Susan D. Royles
                                           -----------------------------------
                                           Name:  Susan D. Royles
                                           Title: Vice President



                                           Address for Notices:

                                           Conning Asset Management
                                           185 Asylum Street
                                           City Place II
                                           Hartford, CT  06103
                                           Attention:  Susan Royles



                       Signature Page to Voting Agreement

                                      EXECUTIVE RISK INDEMNITY INC.



                                      By:  /s/ Marjorie D. Raines
                                           -----------------------------------
                                           Name:  Marjorie D. Raines
                                           Title: Senior Vice President



                                           Address for Notices:

                                           Chubb Financial Group
                                           15 Mountain View Road
                                           Warren, NJ  07060
                                           Attention:  Bill Clarkson


                       Signature Page to Voting Agreement

DVI:                                  DVI FINANCIAL SERVICES, INC.


                                      By:  /s/ Sara Lee Keller
                                           -----------------------------------
                                           Name:  Sara Lee Keller
                                           Title: Deputy General Counsel



                                           Address for Notices:

                                           DVI Financial Services, Inc.
                                           2500 York Road
                                           Jamison, PA  18929

                                           Attn:  Richard E. Miller, President



                       Signature Page to Voting Agreement